     As Filed with the Securities and Exchange Commission on July 14, 1999

                                                 Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT

                                     Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          REGISTRY MAGIC INCORPORATED
             (Exact name of registrant as specified in its charter)

               Florida                                       65-0623427
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                       Identification No.)

                           One South Ocean Boulevard
                                   Suite 206

                           Boca Raton, Florida 33432
                                 (561) 367-0408

                 ---------------------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                                Bruce Carlsmith
                       Acting Principal Executive Officer
                      One South Ocean Boulevard, Suite 206
                           Boca Raton, Florida 33432
                                 (561) 367-0408

                 ---------------------------------------------
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                            Matthew W. Miller, Esq.
                     Atlas, Pearlman, Trop & Borkson, P.A.
                    200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301
                                 (954) 763-1200

                 ---------------------------------------------
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ].


-------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                      Proposed             Proposed
Title of Each                                         maximum              maximum               Amount
class of securities          Amount to                offering price       aggregate             of registration
to be registered             be registered(1)         per unit (2)         offering price        fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.0001
per share                    290,000                  $4.469               $1,296,010            $361
-------------------------------------------------------------------------------------------------------------------


(1) The shares of Common Stock set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this Registration Statement, includes, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the Registrant's Common Stock that may become issuable as a result of any stock splits, stock dividends or similar events.

(2) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for the Registrant's Common Stock as reported on the Nasdaq SmallCap Market
       (TM) on July 13, 1999 in accordance with Rule 457 of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a) , MAY DETERMINE.

                                     Subject to Completion, dated July 14, 1999

PROSPECTUS

                         290,000 SHARES OF COMMON STOCK

                          REGISTRY MAGIC INCORPORATED

         Certain shareholders of Registry Magic Incorporated may use this prospectus to sell up to 290,000 shares of our common stock from time to time. The shares include 200,000 currently outstanding shares that were sold in private placements and 90,000 shares issuable by us upon the exercise of outstanding options. We expect that shareholders using this prospectus will sell the stock

         o         in ordinary brokers' transactions;
         o         in transactions directly with market makers; or
         o         in privately negotiated sales or otherwise.

         The selling security holders will determine when they will sell shares, and in all cases they will sell shares at the current market price or at negotiated prices at the time of the sale. We will pay the expenses incurred to register the shares for resale, but the selling security holders will pay any underwriting discounts, concessions, or brokerage commissions associated with the sale of their shares. The selling security holders and any brokers and dealers that they use may be considered to be "underwriters" within the meaning of the securities laws, and any commissions received and any profits realized by them on the sale of shares may be considered to be underwriting compensation. See "Plan of Distribution."

         We will not receive any of the proceeds of sales by the selling security holders. Securities laws and SEC regulations may require the selling security holders to deliver this prospectus to purchasers when they resell their shares of common stock.

         Our common stock is traded on the Nasdaq SmallCap Market under the symbol "RMAG." On July 13, 1999, the last reported closing bid price for our common stock on the Nasdaq SmallCap Market was $4.3125 per share.

                      ------------------------------------


         SEE "RISK FACTORS," BEGINNING ON PAGE 4, FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

                      ------------------------------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS ___________, 1999

                             AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file reports, proxy statements, and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy, and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval system. This web site can be accessed at http://www.sec.gov.

         THIS PROSPECTUS INCORPORATES CERTAIN INFORMATION BY REFERENCE

         We hereby incorporate by reference in this prospectus (1) our Annual Report on Form 10-K/SB for the year ended July 31, 1998; and (2) our Quarterly Reports on Form 10- Q/SB for the quarters ended October 31, 1998, January 31 and April 30, 1999. All reports and other documents that we file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus shall be deemed to be incorporated by reference into and to be a part of this prospectus from the date on which we file them. To the extent that any statement in this prospectus or in any subsequently filed document that is incorporated by reference modifies or supersedes any statement contained in a previously filed document that is incorporated by reference, the more recent statement will modify or supersede the earlier statement. Any modified or superseded statement, to the extent that it is modified or superseded, is not part of this prospectus.

         The information contained in this prospectus relating to Registry Magic Incorporated summarizes, is based upon, or refers to information and financial statements contained in one or more of the documents incorporated by reference in this prospectus. Accordingly, you should refer to those documents to obtain all the information you should consider before purchasing our common stock.

         If you have received this prospectus in connection with a purchase of our common stock from a selling stockholder, you may contact us to obtain free copies of any or all of the documents referred to above that have been incorporated by reference to this prospectus. We will provide exhibits to such documents free of charge only if they are specifically incorporated by reference into this prospectus.

         You may contact us at:           Registry Magic Incorporated
                                          Attn: Bruce Carlsmith
                                          One South Ocean Boulevard, Suite 206
                                          Boca Raton, Florida 33432
                                          (561) 367-0408

                 STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         THE STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS THAT ARE NOT PURELY HISTORICAL ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF APPLICABLE SECURITIES LAWS. FORWARD-LOOKING STATEMENTS INCLUDE STATEMENTS REGARDING OUR "EXPECTATIONS," "ANTICIPATION," "INTENTIONS," "BELIEFS," OR "STRATEGIES" REGARDING THE FUTURE. FORWARD-LOOKING STATEMENTS ALSO INCLUDE STATEMENTS REGARDING OUR REVENUE, MARGINS, EXPENSES, AND EARNINGS ANALYSIS FOR FUTURE PERIODS; AND LIQUIDITY AND ANTICIPATED CASH NEEDS AND AVAILABILITY. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS ARE BASED ON INFORMATION AVAILABLE TO US AS OF THE DATE OF THIS PROSPECTUS, AND WE ASSUME NO OBLIGATION TO UPDATE ANY SUCH FORWARD-LOOKING STATEMENTS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE THE FACTORS DISCUSSED UNDER THE HEADING "RISK FACTORS."




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



                                  RISK FACTORS

         The securities offered hereby are speculative and involve a high degree of risk. Only those persons who are able to lose their entire investment should purchase these securities. Prospective investors, prior to making an investment decision, should carefully read this Prospectus and consider, along with other matters referred to herein, the following risk factors.

SPECIAL NOTE ABOUT FORWARD LOOKING STATEMENTS

         We make statements in this prospectus and in the documents we incorporate by reference that are considered "forward-looking statements" within the meaning of the Securities Act and the Exchange Act. Sometimes these statements contain words such as "may," "believe," "expect," "continue," "intend," or other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other factors that could cause our actual performance or achievements to be materially different from those we project. The following factors, among others, could cause materially different results from those anticipated or projected:

         o         heightened competition;

         o         failure to obtain new customers or retain existing customers;

         o         inability to carry out marketing and sales plans;

         o         inability to obtain capital for future growth;

         o         loss of key executives; and

         o         general economic and business conditions.

         We do not have a policy of updating or revising forward-looking statements and thus it should not be assumed that our silence over time means that actual events are bearing out as estimated in such forward looking statements.

         Among the key risks that could cause actual results to differ materially from expectations, estimates of costs, projected results or anticipated results are as follows:

LIMITED OPERATING HISTORY; OPERATING LOSSES

         We have received only limited revenues from our inception in October 1995 through April 30, 1999. Total revenues for the nine months ended April 30, 1999 were $1,694,409. We have only recently begun generating limited sales revenue from our Virtual Operator product. Accordingly, we have only a limited history upon which you can evaluate our prospects and future performance. Our prospects must be considered in light of the risks, expenses and difficulties frequently involved in the operations and expansion of a new business in an evolving industry which has not obtained widespread commercial acceptance and which experiences rapid technological obsolescence and intense competition.

         From inception through April 30, 1999, we have incurred cumulative losses of $6,840,222 and anticipate that our losses will continue during the current fiscal year ending July 31, 1999. We expect to incur significant expenditures in connection with the development and marketing of our speech recognition applications which will likely result in losses until such time, if ever, as we are able to obtain sufficient contracts for our speech recognition products and services which will generate adequate sources of revenue to support our operations. We cannot assure you that our current business strategy will enable us to ever achieve profitable operations.

SIGNIFICANT CAPITAL REQUIREMENTS; POSSIBLE NEED FOR ADDITIONAL FINANCING

         We will continue to have significant capital requirements due to the substantial costs associated with product development and refinement, recruitment of skilled personnel and the marketing of innovative speech recognition products and related services primarily to large established corporations and other organizations. Our cash requirements for the purpose of developing our products have been substantial and, as a result, we have been dependent upon capital resources provided by investors in order to finance our operations.

         At the current time our expenditures are exceeding our limited revenues on a monthly basis. While we expect our revenues to increase during the 1999 fiscal year, if we are wrong, or our revenues do not increase substantially, we will continue to deplete our cash resources from our previous public offering. In the event we do not develop and refine our products on a timely basis, we do not complete contracts for the provision of products and technology in sufficient number or in the event the proceeds of our initial public offering are insufficient to fund the implementation of our business plan and working capital requirements, we may require additional financing. We have no current arrangements with respect to, or potential sources of, additional financing and we do not anticipate that existing shareholders will satisfy any portion of our future financing requirements. We cannot assure you that any additional financing will be available to us when needed, on commercially reasonable terms, or at all. If we are unable to obtain additional financing when needed, this may have a material adverse effect on us, including the curtailment of our product development, marketing and expansion activities.

DEVELOPMENT OF MARKETS REQUIRED FOR OUR SUCCESSFUL PERFORMANCE

         We have only recently commenced major marketing activities, and we cannot assure you that our marketing program will be successful or that our applications software will be accepted by the market. Market acceptance for our products will require substantial



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



marketing efforts and the expenditure of significant funds. Our financial performance will depend, in part, on acceptance of speech recognition technology and the future development, growth and size of this market. Our applications software products will compete with more conventional means of information processing (e.g. data entry or access by keyboard or touch-tone phone). The development of these markets also will depend upon the following:

         o         demand for new applications
         o ability of our products and services to meet and adapt to these needs
         o continuing price and performance improvements in speech recognition engine technology and hardware technology that will reduce the cost and increase the performance of products incorporating our applications

LACK OF MANAGEMENT

         Since July 6, 1999 our operations have been managed by a Management Committee formed by the Board of Directors. This committee consists of Bruce Carlsmith, Dennis Wolf and Cornelia Eldridge. Although we have commenced a search for a new Chief Executive Officer, there can be no assurance when one will be selected and the effects on our operations during the period prior to selection.

UNCERTAINTY OF PRODUCT AND TECHNOLOGY DEVELOPMENT

         Our initial product, the Virtual Operator, is a speech driven auto-attendant. In addition, we have developed prototypes for two additional telephone-based speech recognition products including a voice driven speed dialing product and a conversational personal assistant that performs voice-mail, facsimile, and e-mail retrieval, as well as the functions of the Virtual Operator and the speed dialing product. To date, however, we have not developed foreign language versions for our Virtual Operator product (other than Spanish and Japanese) or our two prototypes. Additionally, we also intend to continue to develop and refine additional products including Virtual Dialer, Virtual Personal Assistant and Virtual Employee Teleservices, which is currently in the relatively early stages of development. In order to finalize development of these products, we will be required to spend considerable time, effort and resources. Our success will depend, in part, upon the ability of our proposed products to meet targeted performance, cost objectives, and their timely introduction into the marketplace.

         In addition, early versions of software products often contain errors or defects. We cannot assure you that, despite extensive testing by us and potential customers, errors or defects will not be found in our applications software products prior to or after commencement of their commercial deployment. This may result in redevelopment costs and loss of, or delay in, market acceptance of our products. Additionally, we cannot assure you that our products will satisfactorily perform the functions for which they are designed or, that they will meet applicable price or performance objectives.

RAPID TECHNOLOGICAL CHANGE

         The speech recognition products market is expected to involve rapid technological change resulting in dynamic customer demands, frequent new product and service introductions and short product lifecycles. The markets for our products may change rapidly as a result of the following:

         o         innovations in core speech recognition engine technology
         o         computer hardware
         o         software and communications technologies

Our success will depend, in part, upon our ability to make timely and cost-effective enhancements and additions to our existing applications software products and developing new products that meet changing customer demands. We cannot assure you that we will have the resources necessary to achieve this objective and that our products will not be rendered obsolete.

COMPETITION

         The speech recognition applications market is growing and is expected to be characterized by intense competition. Our products will compete with, or affect the sales of, many well-established companies including IBM, AT&T, Digital Equipment, Lucent, Nortel and Unisys. Most of these companies have substantially greater financial, technical, personnel and other resources than we have and have established reputations for success in the development, licensing and sale of their products and technology, especially the larger organizations. Several of these competitors have the financial resources necessary to enable them to withstand substantial price competition or downturns in their markets. In addition, certain companies may be expected to develop technologies or products that may be functionally similar to some or all of those being developed by us. With respect to the Virtual Operator product, our competitors will likely include Voice Control Systems, Locus, Phonetics, Parlance and Vocalis. With respect to the Virtual Dialer product, our competitors will likely include IntelliVoice, Brite and Periphonics. In the Virtual Personal Assistant product, we expect that our initial competitors will be Wildfire, General Magic and Webley. Additionally, manufacturers of voice-mail and telephone switches may also attempt to develop their own conversational speech recognition applications. There can be no assurance that we will be able to compete successfully, that our competitors or future competitors will not develop technologies or products that render our products and technology obsolete or less marketable, or that we will be able to successfully enhance its proposed products or technology or adapt them satisfactorily.

         Industry standards with respect to the markets for the technology and products being developed by us are continually evolving. This often results in product obsolescence or short product life cycles. Accordingly, our ability to compete successfully will depend on a number of factors including our ability to:



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



         o complete development and introduce into the marketplace our proposed products and technology
         o continually enhance and improve our products and technology in a timely manner
         o adapt our proposed products in order to be compatible with specific products manufactured by others
         o         successfully develop and market new products and technology

We cannot assure you that we will be able to compete successfully, that our competitors or future competitors will not develop technologies or products that make our products and technology obsolete or less marketable, or that we will be able to successfully improve our proposed products or technology or adapt them satisfactorily.

DIFFICULTIES IN MAINTAINING PROPRIETARY RIGHTS

         Our success depends upon our proprietary applications software technology which may be difficult to protect. We currently rely on a combination of contractual rights, trade secrets, know-how, trademarks, non-disclosure agreements and technical knowledge to establish and protect our proprietary rights. We cannot assure you, however, that the measures we have taken to protect our proprietary rights will be adequate to prevent misappropriation of the technology or independent development by others of products with features based upon, or otherwise similar to, those of our products. Additionally, although we believe that we have independently developed our technology and our technology does not infringe on the proprietary rights or trade secrets of others, we cannot assure you that our technology does not and will not so infringe or that third parties will not assert infringement claims, trade secret violations, competitive torts or other proprietary rights violations against us in the future. In the case of infringement, we could, under certain circumstances, be required to modify our products or obtain licenses, which could require cash or other consideration. We cannot assure you that we will be able to do either in a timely manner or upon acceptable terms and conditions, and this failure could have a material negative effect on us. In addition, we cannot assure you that we will have the resources to defend or prosecute a patent infringement or other proprietary rights infringement action. We have filed for federal trademark protection with the United States Patent and Trademark Office (the "PTO") and have received registration for the marks REGISTRY MAGIC(R), VIRTUAL OPERATOR(R), and VIRTUAL EMPLOYEE(R).

         There are four patent applications currently pending with the PTO on various aspects of our applications software including for our barge-in and key word spotting attributes. We have five additional provisional patent disclosures filed with the PTO which relate to the Virtual Personal Assistant and the Virtual Dialer products. There can be no assurance that any of these patents will be granted, or if granted, will provide us with significant protection against competitors. Certain of our competitors have obtained patent protection, and we believe that certain of our competitors are seeking patent protection on various aspects of their speech recognition technology. There can be no assurances that our technology will not be subject to challenges that such technology infringes on the proprietary rights or trade secrets of others.

DEPENDENCE ON OTHER COMPANIES FOR ASSEMBLY AND COMPONENT PARTS

         We do not manufacture component parts for our products and, accordingly, will be dependent on others for the supply and assembly of various of our products. Our products are designed to be used with personal computers
(PCs), specifically Intel Pentium and Celeron processors. While we currently purchase our modems, which are required for our software applications, for remote maintenance from a variety of manufacturers and our telephone interface cards, which are also required for our software applications, from Dialogic Corporation, located in Parsippany, New Jersey, there are a number of other manufacturers who can supply similar products to us, and we are not dependent upon a single supplier for any equipment or component parts. However, the loss of Dialogic as a source for telephone interface cards could have a negative impact on us, since we may not be able to offer all of the features of a particular application if a card manufactured by another entity is used. Additionally, we generally do not have long-term contracts with suppliers for the purchase and delivery of component parts or contractors for the assembly of our products. However, any interruption of supply in the assembly services we use or in the supply of key components, for any reason, could result in significant delivery delays, which would have a material negative effect on our marketing efforts, customer relations, revenues and profitability.

LACK OF SALES AND MARKETING CAPABILITIES; DEPENDENCE UPON INDEPENDENT DISTRIBUTORS, CORPORATE PARTNERS AND STRATEGIC ALLIANCES

         We are currently in the process of establishing a distribution network for North America consisting of independent distributors and dealers as well as a direct sales force. Our ultimate strategy is to establish alliances with corporate partners so that we will be able to license our proprietary software products and generate revenue on a recurring basis. We cannot assure you that our distribution network can be successfully established or will result in substantial sales of our products. Furthermore, we cannot assure you that our strategic partners will provide us with the support anticipated by us, or that any of the strategic alliances will be successful in marketing speech technology applications without further delays or within budget. Failure of these joint ventures to be successful would have a material negative effect on our business and prospects.

IMPACT OF THE YEAR 2000 ON COMPUTER SYSTEMS

IMPACT OF THE YEAR 2000 ON COMPUTER SYSTEMS ON OUR PRODUCTS

         Computers, software and other equipment utilizing microprocessors that use only two digits to identify a year in a data field may be unable to process accurately certain date-based information at or after the year 2000. We recognize the need to insure that its



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operations will not be adversely affected by Year 2000 software failures.
Software failures due to processing errors potentially arising from calculations using the Year 2000 date are a recognized risk, and we are addressing this issue on several different fronts. We are in contact with our suppliers to assess their compliance. Should third parties not convert their systems in a timely manner and in a way that is compatible with our system there may be a material adverse effect on us. We believe that our actions with suppliers will minimize these risks.

         Finally, we have established an internal workforce to coordinate solutions for the Year 2000 issue with a goal of having all our products Year 2000 compliant by the end of 1999. After evaluation of the responses from suppliers, which we anticipate to complete in the fourth quarter of fiscal 1999, we will prepare a contingency plan to mitigate Year 2000 issues, if necessary.

         Through April 30, 1999, we have not incurred material expenses relating to Year 2000 compliance efforts and believe that the expenses associated with completing our year 2000 compliance plans will not have a material adverse impact on our operations. Internal and external expenses specifically associated with modifying internal-use software for the Year 2000 will be expensed as incurred. Our current estimates of the amount of time and expenses necessary to implement and test our computer systems are based on the facts and circumstances existing at this time. Nevertheless, achieving Year 2000 compliance is dependent on many factors, some of which are not completely within our control. Should either our internal system or the internal systems of one or more significant vendors or suppliers fail to achieve Year 2000 compliance, our business and our results of operations could be adversely affected.

YEAR 2000 IMPACT ON INTERNAL BUSINESS OPERATIONS

         We use a significant number of computer software programs and operating systems in our internal operations, including applications used in financial business systems and various administration functions. To the extent that these software applications contain source code that is unable to appropriately interpret the upcoming calendar year "2000," some level of modification or even replacement of such source code or applications will be necessary. We are in the process of identifying the software applications that are not Year "2000" compliant. Given the information known at this time about our systems, coupled with our ongoing efforts to upgrade or replace business critical systems as necessary, it is currently not anticipated that these "Year 2000" costs will have a material adverse impact on our business, financial condition and results of operations. However, we are still analyzing our software applications and, to the extent they are not fully "Year 2000" compliant, there can be no assurance that the costs necessary to update software or potential interruptions would not have a material adverse effect on our business, financial condition and results of operations.



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



RISKS ASSOCIATED WITH MANAGEMENT OF GROWTH

         Under our business plan the anticipated growth in our customer base and continued development of our speech recognition products and related services also involve potential risks. This growth and continued development could place a major strain on our management, employees and operations. In the event of this expansion, we would have to continue to implement and improve our operating systems, and to expand, train and manage our employee base. If we are unable to implement and improve these operating systems and manage our employee base effectively, our operations could be negatively affected.

RISK OF INTERNATIONAL SALES

         Our business is expected to be conducted in the European Union, as well as in the United States, and may be affected by changes in demand resulting from fluctuations in currency exchange rates, as well as by governmental controls and other risks associated with international sales. Our international business may be subject to longer payment cycles, difficulties in accounts receivable collection, delays in shipments, increases in duties and taxes, price controls, adverse changes in foreign regulations and the burdens of complying with a wide variety of foreign laws. We will generally deal in local currencies in foreign markets. If the U.S. dollar strengthens in relation to these international currencies, our revenues from international sales and the gains and losses on the settlement of receivables from international operations may be negatively affected. We cannot assure you that exchange rate fluctuations and other risks associated with international operations will not have a material negative effect on our business and prospects.

VARIABILITY OF QUARTERLY RESULTS

         Our quarterly operating results may fluctuate as a result of a variety of factors, including:

         o         the length of the sales cycle;
         o         the timing of orders from and shipments to customers;
         o delays in product development and customer acceptance of custom applications;
         o         product development expenses;
         o the success of new product introductions or announcements by us or our competitors;
         o         levels of market acceptance for new and existing products;
                   and
         o the hiring and training of additional staff as well as general economic conditions.



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



         Because a significant portion of our overhead is fixed in the short-term, our results of operations may be negatively affected if revenues fall below our expectations. If our management's estimate of product sales and product mix turn out to be substantially inaccurate, we may not have the necessary inventory available to deliver systems in a timely manner. This could have a material negative effect on our results of operations during quarterly periods.

CONTROL BY MANAGEMENT

         Our executive officers and directors will own or have the right to acquire within the next 60 days up to approximately 36% of the outstanding shares of Common Stock. Accordingly, our management will have the ability to elect our entire Board of Directors and control the outcome of all matters submitted to a vote of our shareholders.

POSSIBLE DELISTING OF SECURITIES FROM NASDAQ

         Our Common Stock is listed on The Nasdaq SmallCap Market. In order to continue to be listed on Nasdaq, however, we must maintain at least $2,000,000 in net tangible assets (total assets less total liabilities and goodwill) or $500,000 in net income in the latest fiscal year or in two of the last three years or $35,000,000 in market capitalization, a public float of at least 500,000 shares, a $1,000,000 market value of public float, a minimum bid price of $1.00 per share, at least two market makers, at least 300 shareholders and at least two outside directors. The failure to meet these maintenance criteria in the future may result in the delisting of our securities from Nasdaq, and our Common Stock would thereafter be traded in the non-Nasdaq over-the-counter market. As a result of such delisting, an investor could find it more difficult to dispose of or to obtain accurate quotations as to the market value of our Common Stock.

AUTHORIZATION OF PREFERRED STOCK; POSSIBLE ANTI-TAKEOVER EFFECTS

         The Board of Directors is authorized to issue shares of preferred stock and to determine the dividend, liquidation, conversion, redemption, and other rights, preferences, and limitations of such shares without any further vote or action of the shareholders. Accordingly, our Board of Directors has the power, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could negatively affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging and delaying or preventing a change in control. We have no present plan to issue any shares of our preferred stock, although we cannot assure you that we will not do so in the future.

LIMITATION OF LIABILITY OF OUR DIRECTORS AND OFFICERS

         Our Articles of Incorporation include provisions to eliminate, to the full extent permitted by the Florida Business Corporation Act (the "Florida Act") the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors. The Articles of Incorporation also include provisions that we shall, to the maximum extent permitted under the laws of the State of Florida, indemnify, and upon request shall advance expenses to any director or officer, to the extent that such indemnification and advancement of expense is permitted under law.

                                    SUMMARY

         THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO PURCHASERS OF OUR COMMON STOCK. PROSPECTIVE PURCHASERS OF COMMON STOCK SHOULD CAREFULLY REVIEW THE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS ASSUMES NO EXERCISE OF ANY CURRENTLY OUTSTANDING OR AUTHORIZED STOCK OPTIONS OR WARRANTS.

                                    BUSINESS

General

         Registry Magic(R) Incorporated commercializes speech recognition technologies through the design, development and marketing of proprietary intellectual property, products and services. Our products and technology available, or under development, allow a user to speak into a telephone or to a computer in a natural and conversational manner. In turn, these products listen, understand and respond by performing employee tasks, retrieving information or processing transactions.

         Our technologies, products and services, among other attributes, are designed to (i) substantially eliminate the need for telephone touch-tone menus, (ii) allow for the automation of telephone systems internationally where touch-tone technology may not be prevalent, and (iii) reduce a company's operational expenses by performing repetitive employee tasks or improving employee productivity.

         Our business strategy is to focus long-term on three distinct business areas. These business areas include (i) the marketing of products that reside at a customers location to produce revenue from the sale and support of the products, (ii) the marketing of technology to original equipment manufacturers to produce recurring royalty revenue from license fees, and (iii) the provision of a variety of services, that use our technologies and products, to produce revenue on a transaction or recurring basis based on usage. These business areas are referred to as (i) product sales, (ii) technology licensing, and
(iii) teleservices respectively.

         The primary product we are marketing today is the Virtual Operator(R), a speech driven auto-attendant and call routing turnkey product that performs the repetitive tasks of a human operator without placing callers on hold or requiring inefficient touch-tone menus. The product has received a number of industry awards including: "Product of the Year 1997 and 1998" from industry publications including Computer Telephony Magazine, CTI Magazine and Teleconnect Magazine, "Best of Show" awards in 1998 and 1999 at industry trade shows including CT Expo CTI Expo, and is included in the Smithsonian's permanent collection of Information, Technology and Society. Installations span multiple industries in both small and Fortune 500 companies alike.

         In the product sales business area, we have recently entered into national distribution or "teaming" agreements with Entex Information Services, Homisco/Voicenet, Inter-Tel, Lucent Technologies, Tadiran Telecommunications, Teleco as well as a number of regional dealers. We have also established Business Partner relationships with other industry players including CompuCom, Dialogic, NEC, Northern Telecom and Siemens. Certain of these distributors and dealers have ordered or installed their "in-house" units, have sold units to end user customers, and are working with the Company to educate and assist their sales organizations to develop plans to promote the product to their customers.

         In the technology licensing business area, we announced that we are licensing an application programming interface (API) for the Virtual Operator and are in active discussion with telecommunication original equipment manufacturers (OEMs) to provide technology to "speech enable" their next generation of voicemail systems. In addition to recurring royalty revenue, it is our objective to receive attribution for our Virtual Operator brand within the products of these OEMs.

         In the teleservices business area, we launched a service bureau offering referred to as Virtual Employee(R) Teleservices. To support this business, we have entered into a subcontracting agreement which allows the service bureau to process over one thousand calls simultaneously. We have begun to provide Virtual Employee(R) teleservices to Office Depot for catalog ordering and have begun to receive revenue on a transaction basis. Teleservices represents a minimal amount of our current revenues.

         While we are generating limited sales revenue and limited recurring royalty revenues, and anticipate continued increased revenues during the 1999 fiscal year, our expenses will continue to exceed revenues for at least the remainder of the current fiscal year ending July 31, 1999. Product sales, technology licensing or teleservices may not generate sufficient revenues to enable us to operate profitably during our 1999 fiscal year or thereafter.

         We are subject to all of the risks inherent in the establishment of a new business enterprise in an emerging technology area. To address these risks, we must, among other things, continue to enhance our technologies and products, increase the number of key customer installations, enter into successful distribution arrangements, expand into the international market, respond to competitive developments, and attract, retain and motivate qualified executive and other personnel. Failure to achieve one or more of these goals could have material adverse effect upon our business, operating results and financial condition.

EMPLOYEES

         We currently have 36 full-time employees. Three persons are in management and provide services in the areas of marketing and business development, administration and research and development; 17 are employed in research and development; 14 are engaged in sales and marketing and two are in administration. No employees are covered by a collective bargaining agreement or are represented by a labor union. We consider our employee relations to be good. We have also entered into independent contractor arrangements with three individuals on an as-needed basis to develop programming or provide sales and marketing assistance for us.

RECENT DEVELOPMENT

         On July 6, 1999, Walt Nawrocki and Registry Magic manually agreed that Mr. Nawrocki will no longer serve as our Chief Executive Officer and Director. In addition, we formed a Management Committee, headed by Board member Bruce Carlsmith, to manage our day-to-day operations as we search for a new Chief Executive Officer. See "Risk Factors - Lack of Management".

                                USE OF PROCEEDS

         The sale of the shares of common stock offered pursuant to this prospectus are solely for the account of the selling security holder. Accordingly, we will not receive any proceeds from the sale of such shares of Common Stock by the selling security holders.

                            SELLING SECURITY HOLDERS

         The following table sets forth the name of the selling security holder, the number of shares of common stock beneficially owned by selling security holders as of the date hereof, and the number of shares being offered by the selling security holders. The shares of common stock being offered hereby are being registered to permit public secondary trading, and the selling security holders may offer all or part of such shares for resale from time to time. However, selling security holders are under no obligation to sell all or any portion of such shares immediately under this prospectus. All information with respect to share ownership has been derived from the records of our transfer agent with respect to shares of our common stock held of record by such selling security holders. During the past three years the selling security holders have not been an officer, director or affiliate of us nor has any selling security holder had any material relationship with us during such period, except 1-800 Reach Me LLC entered into a Dealer Agreement dated December 10, 1997 with us pursuant to which we granted 1-800 Reach Me LLC the non-exclusive right to market and distribute our Virtual Operator systems.

         Because the selling security holders may sell all or a portion of their shares of common stock, no estimate can be given as to the number of shares of common stock that will be held by the selling security holders upon termination of any offering made hereby; accordingly, the following table assumes the sale of all shares of common stock by the selling security holders immediately following the date of this prospectus.


----------------------------------------------------------------------------------------------------------------
                                                                             No. of Shares
                                 No. of Shares of         No. of Shares      of Common Stock        Owner-
                                 Common Stock             of Common          Beneficially           ship
Name of Selling                  Beneficially             Stock              Owned After            After
Security Holder                  Owned (1)                Offered            Offering (2)           Offering (2)
----------------------------------------------------------------------------------------------------------------
1-800-REACH ME LLC                   200,000              200,000                 0                     *
Roger Goldwyn                         91,000(3)            90,000               1,000                   *

---------------------
*        represents less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days of May 24, 1999 through the conversion or exercise of any security or other right.
(2) Assumes the sale of all the shares of common stock offered hereby. There are 5,873,000 shares of common stock outstanding as of the date of this prospectus.
(3) Includes immediately exercisable options to acquire an aggregate of 90,000 shares of common stock exercisable at $.50.

                              PLAN OF DISTRIBUTION

         The common stock offered by this prospectus is being offered on behalf of the selling security holders. Such common stock may be sold or distributed from time to time by the selling security holders, or by donees or transferees or, or other successors in interest to the selling security holders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered hereby may be effected in one or more of the following methods: (i) ordinary brokers' transactions; (ii) transactions involving cross or block trades or otherwise on the Nasdaq SmallCap Market
(TM); (iii) purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
(iv) "at the market" to or through market markers or into an existing market for the common stock; (v) in other ways not involving market markers or established trading markets, including direct sales to purchasers or sales effected through agents; (vi) through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); (vii) in privately negotiated transactions (viii) to cover short sales; or (ix) any combination of the foregoing.

         From time to time, the selling security holders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them, and the pledgees, secured parties or persons to whom such shares have been hypothecated shall, upon foreclosure in the event of default, be deemed to be selling security holders hereunder. The number of selling security holders' shares of common stock beneficially owned by the selling security holder who so transfers, pledges, donates or assigns such shares will decrease as and when they take such actions. The plan of distribution for the selling security holder's shares of common stock sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling security holders hereunder. In addition, the selling security holders may, from time to time, sell short the common stock, and in such instances, this prospectus may be delivered in connection with such short sales and the shares of common stock offered hereby may be used to cover such short sales.

         The selling security holders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with such selling security holders, including, without limitation, in connection with distributions of the common stock by such broker-dealers. The selling security holders may also enter into option or other transactions with broker-dealers that involve the delivery of the shares of common stock to the broker-dealers, who may then resell or otherwise transfer such shares. A selling security holder may also loan or pledge the shares of common stock to a broker-dealer and the broker-dealer may sell such shares so loaned or upon a default may sell or otherwise transfer the pledged shares of common stock.

         Brokers, dealers, underwriters or agents participating in the distribution of the shares of common stock as agents may receive compensation in the form of commissions, discounts or concessions from the selling security holders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions). The selling security holders and any broker-dealers who act in connection with the sale of the shares of common stock hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of the shares of common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling security holder can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock included in this prospectus.

         We will pay substantially all of the expenses incident to the registration, offering and sale of the shares of common stock included in this prospectus to the public, other than commission or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify certain of the selling security holders and certain related persons against liabilities, including liabilities under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         We have advised the selling security holders that during such time as they may be engaged in a distribution of the shares of common stock included herein they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any selling security holder, any affiliated purchasers, and any broker-dealers or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares of common stock.

                                 LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby have been passed upon for us by Atlas, Pearlman, Trop & Borkson, P.A., Fort Lauderdale, Florida. Certain members of the firm of Atlas, Pearlman, Trop & Borkson, P.A. own 21,000 shares of Common Stock.

                                    EXPERTS

         The financial statements as of and for the years ended July 31, 1998 and 1997 incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with this offer made hereby. If given or made, such information or representations must not be relied upon as having been authorized by us or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby in any circumstance in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that information herein is correct at any time subsequent to the date of this Prospectus.

                                 --------------

         TABLE OF CONTENTS

                                         PAGE

AVAILABLE INFORMATION.......................2

INFORMATION INCORPORATED
     BY REFERENCE...........................2

RISK FACTORS................................4

BUSINESS ...................................14

USE OF PROCEEDS.............................16

SELLING SECURITY HOLDERS....................16

PLAN OF DISTRIBUTION........................17

LEGAL MATTERS...............................19

EXPERTS.....................................19


                                 290,000 shares
                                of Common Stock

                                 REGISTRY MAGIC

                                  INCORPORATED

                                  -----------

                                   PROSPECTUS

                                  -----------










                                 ________, 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses, all of which are being paid by the Registrant, in connection with this offering.

         Legal fees and expenses............................            $5,000
         Accounting fees and expenses.......................             6,000
         Printing expenses..................................             2,000
         Miscellaneous......................................             1,500
                                                                         -----

           Total............................................           $14,000

Item 15.          Indemnification of Directors and Officers.

         We have authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. Our Articles of Incorporation provide that we shall indemnify and may insure our officers and directors to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (i) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) deriving an improper personal benefit from a transaction; (iii) voting for or assenting to an unlawful distribution; and (iv) willful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in our favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.          Exhibits.

EXHIBIT                                     DESCRIPTION

 3.1     Articles of Incorporation, as amended(1)
 3.2     By-Laws(1)
 4.1     Form of Common Stock Certificate(1)
 4.2     Form of Subordinated Promissory Note issued to private investors(1)
 4.3     Promissory Note issued to Lawrence Cohen and addendum thereto(1)
 4.4     Form of Representative's Warrants(1)
 5       Opinion of Atlas, Pearlman, Trop & Borkson, P.A.*
10.1     1997 Stock Option Plan(1)
10.2     Employment Agreement with Walt Nawrocki(1)
10.3     Employment Agreement with Lawrence Cohen(1)
10.4     Employment Agreement with Neal Bernstein(1)
10.5     Lease Agreements with Intervest - One Ocean Plaza, L.P.(1)
10.5(a)  Lease Agreements with Intervest - One Ocean Plaza, L.P.(2)
10.6     Prepaid Royalty Agreement with Lernout & Hauspie Speech Products,
         Inc.(1)
10.7     Agreement with 1-800 REACH ME, LLC(1)
10.8     Phone Interactive Agreement(1)
10.9     Agreement with M.S. Management Associates, Inc.(1)
10.10    Licensing Agreement with International Business Machines Corporation(1)
10.11    Financial Advisory and Consulting Agreement(1)
10.12    Form of Lock-Up Agreement(1)
10.13    Indemnification Agreement(1)
10.14    Distribution and License Agreement with Veritel Corporation of
         America(2)
10.15 Master Software Joint Development Agreement with Veritel Corporation of America(2)
 23.1 Consent of Atlas, Pearlman, Trop & Borkson, P.A. (included in the opinion filed as Exhibit 5)*
 23.2    Consent of BDO Seidman, LLP*

-----------------------
 *       Filed herewith

(1) Filed as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 333-47715) as filed with and declared effective by the Commission on May 28, 1998.

(2) Filed as an exhibit to the Company's Annual Report on Form 10-KSB (File No. 0- 24283) as filed with the Commission on November 16, 1998.

Item 17.          Undertakings.

         (1)      The undersigned Registrant hereby undertakes:

                  (a) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

                  (b) that, for determining any liability under the Securities Act, treat each such post-effective amendment as a new Registration Statement of the securities offered at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (2) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palm Beach County and the State of Florida, on the 14th day of July, 1999.

                                          REGISTRY MAGIC INCORPORATED



DATE:      July 14, 1999                  By: /s/ BRUCE CARLSMITH
                                              ---------------------------------
                                              Bruce Carlsmith, Acting Principal
                                              Executive Officer

           Pursuant to the Requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

DATE:      July 14, 1999             /s/ LAWRENCE COHEN
                                     ------------------------------------------
                                     Lawrence Cohen, Director



DATE:      July __, 1999
                                     ------------------------------------------
                                     Sheldon Misher, Director



DATE:      July 14, 1999             /s/ CORNELIA ELDRIDGE
                                     ------------------------------------------
                                     Cornelia Eldridge, Director



DATE:      July 14, 1999             /s/ DENNIS P. WOLF
                                     ------------------------------------------
                                     Dennis P. Wolf, Director



DATE:      July 14, 1999             /s/ BRUCE S. CARLSMITH
                                     ------------------------------------------
                                     Bruce S. Carlsmith, Director



DATE:      July 14, 1999             /s/ MARTIN SCOTT
                                     ------------------------------------------
                                     Martin Scott, Treasurer and Secretary
                                     Principal Financial and Accounting Officer

                                 EXHIBIT INDEX



Exhibit No.                                 Description

5                 Opinion of Atlas, Pearlman, Trop & Borkson, P.A.
23.1              Consent of Atlas, Pearlman, Trop & Borkson, P.A. (included in the opinion filed as Exhibit 5)
23.2              Consent of BDO Seidman, LLP